Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of Pointe Financial Corporation (the “Company”) on Form 10-K for the period ended December 31, 2004 as filed with the Securities and Exchange Commission (the “Report”), I, R. Carl Palmer, Jr., Chairman of the Board, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as added by ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 30, 2005	By: /s/ R. Carl Palmer, Jr. R. Carl Palmer, Jr., Chairman of the Board, President and Chief Executive Officer

       A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pointe Financial Corporation and will be retained by Pointe Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.